Exhibit 10.9

THE OPTIONS GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT AS OF THE DATE HEREOF BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS COVERING SUCH TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED.

MAGELLAN PETROLEUM CORPORATION

NONQUALIFIED STOCK OPTION AWARD

AND SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made as of the grant date indicated in Section 3 below (the “Grant Date”) between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and the undersigned individual (the “Optionee”).

WHEREAS, effective the date hereof the Optionee has been appointed as the Operations Manager of the Company; and

WHEREAS, the Company, acting through the Compensation, Nominating and Governance (“CNG”) Committee and the full Board of Directors (“Board”) has approved the award of Nonqualified Stock Options (the “Options”) to the Optionee (the “Award”) as an inducement for the Optionee to accept employment with the Company.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1.	Grant of Options. The Company hereby grants to the Optionee the right and option to purchase from the Company, at the exercise price set forth in Section 3 below, all or any part of the aggregate number of shares of common stock, par value $0.01 per share, of the Company, as such common shares are presently constituted (the “Stock”), set forth in said Section 3.

2.	Terms and Conditions. It is understood and agreed that the Options evidenced hereby shall at all times be subject to the following terms and conditions:

(a)	Expiration Date. The Options evidenced hereby shall expire on the date specified in Section 3 below; provided, however, that:

(i) Terminations of Employment for Cause. In the event of the termination of employment of the Optionee that is for cause, the Options, to the extent vested, but not theretofore exercised, shall terminate immediately. For purposes of this Agreement, the term “cause” means (A) the willful refusal by the

Optionee to perform proper responsibilities of the Optionee’s position with the Company, (B) a violation of law by the Optionee which adversely affects the assets, financial position or reputation of the Company or one of its subsidiaries or affiliates, or (C) a material violation by the Optionee of any code of ethics, code of conduct or similar policy maintained by the Company, or one of its subsidiaries or affiliates, from time to time.

(ii) Other Terminations of Employment. In the event of termination of employment of the Optionee for any reason, other than terminations described in Section 2(a)(i) above or in Section 2(a)(iii) below, the Optionee may exercise the Options (unless previously terminated or exercised) at any time until the earlier of: (1) December 14, 2021; or (2) twelve (12) months from the last business day of the calendar month in which the Company determines (and so informs Optionee of such determination in writing) that Optionee no longer possess material non-public information about the Company.

(iii) Termination of Employment by Death or Disability. In the event of the death or Disability of the Optionee, the Options (unless previously terminated or exercised) may be exercised (but only to the extent exercisable by the Optionee as of the date of his death or Disability) within the one (1) year period following the Optionee’s death or Disability, but in no event later than ten (10) years from the Grant Date, by the person or persons designated in the Optionee’s will for that purpose or in the absence of any such designation, by the legal representative of the Optionee’s estate, or by the Optionee or the Optionee’s legal representative, as the case may be. For purposes of this Agreement, the term “Disability” shall mean disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)	Exercise of Option. The Options evidenced hereby shall be exercisable from time to time by (i) providing written notice of exercise ten (10) days prior to the date of exercise specifying the number of shares for which the Options are being exercised, addressed to the Company at its principal place of business, and (ii) either:

(A)	Cash Only Exercise – submitting the full cash purchase price of the exercised Stock; or

(B)

Cashless Exercise – subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), submitting appropriate authorization for the sale of Stock in an amount sufficient to provide the full purchase price, including, if applicable, the delivery of stock certificate or certificates for the shares of Stock for which the Options are exercised to a licensed broker acceptable to the Company as the agent for the individual exercising the Options and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company an amount in cash (or cash equivalents acceptable to the Company) equal to the exercise price for the shares of Stock purchased pursuant to the exercise of the Options; or

(C)	Combination – tendering a combination of (A) and (B) above.

(c)	Tax Matters. Without regard to the method of exercise and payment, the Optionee shall pay to the Company, upon notice of the amount due, any withholding taxes payable with respect to such exercise, which payment, subject to the provisions of Rule 144 promulgated under the Securities Act, may be made with shares of Stock which would otherwise be issued pursuant to the Options. The Optionee shall be solely responsible for the payment or satisfaction of all taxes and penalties that may arise in connection with the Options (including any taxes arising under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold the Optionee harmless from any or all of such taxes and penalties. The CNG Committee shall have the discretion to take any actions to unilaterally modify the grant of the Options or to modify any exercise election by the Optionee in order to comply with Section 409A of the Code.

(d)	Vesting. The shares of Stock covered by the Options shall vest as follows:

(i)	Eighty Three Thousand Three Hundred Thirty-three (83,333) Option shares shall vest in full on the date hereof;

(ii)	Eighty Three Thousand Three Hundred Thirty-three (83,333) Option shares shall vest in full on December 14, 2012; and

(iii)	Eighty Three Thousand Three Hundred Thirty-four (83,334) Option shares shall vest in full on December 14, 2013.

(e)	Adjustments Upon Change of Control. If a “Change of Control” (as defined below) occurs with respect to the Company, then the vesting periods of the Options shall immediately be accelerated in full and the Optionee shall have the immediate, fully vested right to purchase, receive and/or own without risk of forfeiture any and all Stock that is the subject of the Options on the terms and conditions set forth in this Agreement.

The term “Change of Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company’s then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company’s then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

(ii) During any period of twenty-four (24) consecutive months (not including any period prior to the Grant Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 2(e) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) Upon consummation of a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding in immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv) The stockholders of the Company approve a plan of complete liquidation of the Company or upon consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

(f)

Adjustments Upon Change in Capitalization. Any adjustment to the number and class of shares of Stock subject to the Options and to the exercise price of the Options in the event of changes in the outstanding Stock by reasons of any stock dividend, split-up, recapitalization, rights offering, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, divisive reorganization or liquidation and the like, shall be appropriately made by the CNG Committee, whose determination of such adjustment shall be conclusive.

(g)	Transfer of Options. Subject to Section 2(a)(iii), the Options shall be transferable only to members of the Optionee’s immediate family. For purposes of this Section 2(g), the Optionee’s immediate family includes, and only includes, the parents, spouse and children of the Optionee.

(h)	Compliance with Laws and Regulations. The Options evidenced hereby are subject to restrictions imposed at any time on the exercise or delivery of shares in violation of the By-Laws of the Company or of any law or governmental regulation that the Company may find to be valid and applicable.

3.	Option Data.

Optionee’s Name:	Blaine K. Spies

Optionee’s Address:	3234 South Newcomb St.
Unit 5-201
Lakewood, Colorado 80227

Number of shares of Stock Subject to this Option:	250,000 shares

Grant Date:	December 14, 2011

Exercise Price Per Share:	$1.07 per share

Expiration Date:	December 14, 2021

4.	Securities Law Matters.

(a)

Restricted Securities. The Optionee acknowledges and understands that, unless the issuance of Stock that may be acquired upon exercise of the Options is registered on Form S-8 before any exercise of the Options, the Stock acquired upon exercise of the Options will be characterized as “restricted securities” under the federal securities laws, as the shares will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Stock may not be resold without registration under the Securities Act, except in certain limited circumstances. The Optionee represents to the Company that he is either familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the

Securities Act, or has sought counsel from someone with such knowledge. The Optionee acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company that are outside the Optionee’s control, and which the Company is under no obligation to satisfy and may not be able to satisfy. Prior to any transfer of the Stock by the Optionee, the Company retains the right to request and receive from the Optionee an opinion of counsel that the proposed transfer may be completed in compliance with all applicable federal and state securities laws.

(b)	Registration Rights. The Company agrees that it will make commercially reasonable, good faith efforts to include the Optionee and any shares of Stock that may be acquired by the Optionee under this Agreement as a selling stockholder in any appropriate registration statements (e.g., Form S-8 or Form S-3) filed by the Company from time to time. Notwithstanding the foregoing, the Optionee acknowledges that nothing in this Agreement will be construed as granting a demand registration right to the Optionee.

(c)	Investment Intent at Grant. The Optionee represents and agrees that the Stock to be acquired upon exercising the Options will be acquired for investment purposes only, and not with a view to the sale or distribution thereof.

(d)	Investment Intent at Exercise. In the event that the sale of the Stock issued upon exercise of the Options is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Stock being acquired upon exercising the Options is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)	Legends. All certificates evidencing the shares of Stock purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS COVERING SUCH TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY

TO THE ISSUER THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED.”

(f)	Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Stock sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares but without such legend.

(g)	Accredited Investor. By checking the appropriate category(ies) below, the Optionee hereby represents to the Company that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

☐	The Optionee is a natural person whose individual net worth, or joint net worth with the Optionee’s spouse, exclusive of the Optionee’s personal residence, at the time of purchase, exceeds One Million Dollars ($1,000,000).

☒	The Optionee is a natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two (2) most recent years or joint income with the Optionee’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any direct or executive officer of the Company.

☐	The Optionee is not an accredited investor.

(h)	Disclosure. The Optionee hereby represents to the Company that, at a reasonable time prior to acquisition of the Options, (i) the Company has provided the Optionee with an opportunity to ask questions and receive answers regarding the terms and conditions of this Agreement and to obtain any additional information that is necessary to verify the accuracy of any information provided by the Company, and (ii) the Company has provided to the Optionee the following:

(A)	The Company’s most recent Proxy Statement in connection with the 2011 Annual Shareholders’ Meeting;

(B)	The Company’s most recent Form 10-K for the fiscal year ended June 30, 2011;

(C)	The Company’s Form 10-Q for the quarter ended September 30, 2011;

(D)	The Company’s current reports on Form 8-K filed on or after September 20, 2011 (i.e., the date of filing of the Form 10-K); and

(E)	A copy of the Company’s prospectus dated November 17, 2011.

(i)	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 4 shall be conclusive and binding on the Optionee and all other persons.

5.	No Employment or Service Rights. Nothing in this Agreement shall confer on the Optionee any right to continue in any capacity his relationship with the Company or interfere in any way with the right of the Company to terminate such relationship at any time, with or without cause.

6.	Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he provided to the Company in Section 3 or any subsequent change of address provided to the Company accordance with this Section 6.

7.	Miscellaneous. This Agreement (a) contains the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes any prior agreements or understandings with respect thereto; and (b) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Optionee, his heirs, devisees and legal representatives. In the event of the Optionee’s death or a judicial determination of his incompetence, reference in this Agreement to the Optionee shall be deemed to refer to his legal representative, heirs or devisees, as the case may be. This Agreement shall be governed by the laws of the State of Delaware.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, as of the date identified below.

Agreed to:	MAGELLAN PETROLEUM CORPORATION

/s/ Blaine K. Spies	By:	/s/ J. Thomas Wilson
Optionee: Blaine K. Spies		Name: J. Thomas Wilson Title: President and CEO

Date: December 14, 2011